Exhibit 10.45

PERFORMANCE STOCK UNIT AGREEMENT

This PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”), dated as of the Grant Date set forth on the signature page hereof, is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the Participant whose name is set forth on the signature page hereof (the “Participant”).

1.  Grant of Performance Stock Units.  The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of performance stock units (the “Performance Stock Units”) set forth on the signature page hereof.  This Agreement is subordinate to, and the terms and conditions of the Performance Stock Units granted hereunder are subject to, the terms and conditions of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (the “Plan”), which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.  Vesting of Performance Stock Units.

(a)  Except as otherwise provided in this Section 2, the Restriction Period applicable to the Performance Stock Units shall lapse, if at all, as follows:

(i)  As to 50% of the Performance Stock Units subject to this Agreement, as of the Certification Date (as defined in Section 3(a)), subject to (x) the continued employment of the Participant by the Company or any Subsidiary thereof through the first anniversary of the Grant Date, (y) the achievement of the performance goal (the “Goal”) established by the Committee pursuant to the Plan for the Performance Stock Units for the Performance Period and set forth on the signature page hereof and (z) the Committee’s certification of the achievement of the Goal in accordance with Section 3(a); and

(ii)  As to 50% of the Performance Stock Units subject to this Agreement, as of the second anniversary of the Grant Date, subject to (x) the Restriction Period having lapsed as to 50% of the Performance Stock Units subject to this Agreement as provided in clause (i) and (y) the continued employment of the Participant by the Company or any Subsidiary thereof through the second anniversary of the Grant Date.

Performance Stock Units that cease to be subject to a Restriction Period in accordance with this Section 2(a) shall be settled as provided in Section 3.

(b)  If the Committee certifies on the Certification Date that the Goal has not been achieved, all Performance Stock Units subject to this Agreement shall immediately be forfeited and canceled.

(c)  Termination of Employment.

(i)  Death or Disability.

A)   If the Participant’s employment is terminated due to death or Disability on or prior to the first anniversary of the Grant Date, the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his or her Performance Stock Units equal to the aggregate number of Performance Stock Units subject to this Agreement multiplied by a fraction, the numerator of which is the number of days that have elapsed from the Grant Date to the date of termination and the denominator of which is 730 (a “Retained Award”).  The remainder of the Performance Stock Units shall be forfeited and canceled as of the date of the Participant’s termination.  The Restriction Period on the Retained Award shall lapse, if at all, as of the Certification Date if the Goal is achieved and, if so, the Retained Award shall be settled as provided in Section 3.

B)    If the Participant’s employment is terminated due to death or Disability after the first anniversary of the Grant Date, the Restriction Period shall lapse as to 50% of the aggregate Performance Stock Units subject to this Agreement multiplied by a fraction, the numerator of which is the number of days that have elapsed from the first anniversary of the Grant Date to the date of termination and the denominator of which is 365; provided that, if, as of the Certification Date, the Committee determines that the Goal has not been achieved, then the result of the foregoing calculation shall be reduced to zero.  The Restriction Period shall lapse, if at all, on the date of termination of employment, if such termination occurs after the first anniversary of the Grant Date and after the Certification Date.  However, in the event that such termination of employment occurs after the first anniversary of the Grant Date but prior to the Certification Date, the determination of whether the Restriction Period shall lapse shall be made as of the Certification Date and not as of the date of termination and the Restriction Period shall lapse, if at all, on the Certification Date.  Any Performance Stock Units subject to this Agreement with respect to which the Restriction Period does not lapse in accordance with this Section 2(c)(i)(B) shall be immediately forfeited and canceled.  Settlement of the Performance Stock Units with respect to which the Restriction Period lapses shall be made as provided in Section 3.

(ii)  Any Other Reason.  If the Participant’s employment terminates (whether by the Participant or by the Company or a Subsidiary) for any reason other than death or Disability, any outstanding Performance Stock Units shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.

(d)  Change in Control.

(i)  In the event of a Change in Control, the Restriction Period applicable to any outstanding Performance Stock Units shall lapse immediately prior to such Change in Control and shall be settled as set forth in Section 3.

(ii)  Notwithstanding section 2(d)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Performance Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Performance Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.

3.  Certification and Settlement of Performance Stock Units.

(a)  Certification.  Not later than 30 days after the end of the Performance Period, the Committee shall certify, in writing, whether or not the Goal has been achieved.  The date on which the Committee certifies whether or not the Goal has been achieved is referred to herein as the “Certification Date”.

(b)  Settlement.  Subject to Section 9(g), not later than 30 days after the lapse of the Restriction Period, the Company shall issue to the Participant one share of Common Stock underlying each Performance Stock Unit as to which the Restriction Period has lapsed.  Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable law, this Agreement and any other agreement to which such shares are subject.

4.  Forfeiture.  Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Covered Period, the Participant engages in Wrongful Conduct, then any Performance Stock Units for which the Restriction Period has not then lapsed shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct.  If the Participant engages in Wrongful Conduct or if the Participant’s employment is terminated for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the lapse of the Restriction Period applicable to all or a portion of the Performance Stock Units having a Vesting Date within the Wrongful Conduct Period.  By entering into this Agreement, the Participant hereby consents to and authorizes the Company and the

Subsidiaries to deduct from any amounts payable by such entities to the Participant any amounts the Participant owes to the Company under this Section 4 to the extent permitted by law.  This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 4.  The Participant’s obligations under this Section 4 shall be cumulative (but not duplicative) of any similar obligations the Participant has under the Plan, this Agreement or any other agreement with the Company or any Subsidiary.

5.  Effect of Financial Restatements.  In the event that the Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)  that the Participant forfeit some or all of the Performance Units subject to this Agreement at the time of such restatement,

(b)  that the Participant forfeit some or all of the shares of Common Stock held by the Participant at the time of such restatement that had been received in settlement of Performance Stock Units subject to this Agreement during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and

(c)  that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received in settlement of any Performance Stock Units subject to this Agreement within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement.

6.  Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Common Stock acquired upon vesting of the Performance Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the Common Stock and Participant may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

7.  Participant’s Rights with Respect to the Performance Stock Units.

(a)  Restrictions on Transferability.  The Performance Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant. Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 7(a), shall be void and of no effect.

(b)  No Rights as Stockholder.  The Participant shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Performance Stock Units granted hereby unless and until shares of Common Stock are issued to the Participant in respect thereof.

8.  Adjustment in Capitalization.  In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of any Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Performance Stock Units.  In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award in such event.  The number of shares of Common Stock or other equity interests underlying the Performance Stock Units shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with section 162(m) of the Code to the extent the Performance Stock Units are subject to such section of the Code and shall preserve the status of the Performance Stock Units as a “short-term deferral” under section 409A of the Code.

9.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party.

(c)  No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.  Nothing in the

Plan or this Agreement shall confer on the Participant the right to receive any future Awards under the Plan.

(d)  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

If to the Company, to it at:

Hertz Global Holdings, Inc.

c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

If to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.

(f)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(g)  Tax Withholding.  The Company shall have the right and power to deduct from all amounts paid to the Participant in cash or shares (whether under the Plan or otherwise) or to require the Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to the Performance Stock

Units.  No shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Performance Stock Units.  The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied.  Without limiting the generality of the foregoing, the Participant may elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of the Performance Stock Units) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

(h)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(i)  Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Performance Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participants in the Plan is voluntary; (d) that the value of the Performance Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(j)  Employee Data Privacy.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(k)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Performance Stock Units evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Performance Stock Units via Company web site or other electronic delivery.

(l)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the        day of                                          (the “Grant Date”).

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

«Name»

By:

Performance Stock
Units granted hereby:

Performance Period:

Goal: